Exhibit 3.45

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:57 PM 12/23/2008
FILED 03:46 PM 12/23/2008
SRV 081225660 - 4637628 FILE

CERTIFICATE OF FORMATION
OF
SKYLER MAITLAND LLC

          This Certificate of Formation of Skyler Maitland LLC (the 'LLC"), dated as of December 23, 2008, has been duly executed and is being filed by Carolyn Silva-Quagliato, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Skyler Maitland LLC (the "LLC").

SECOND. The address of the registered office of the LLC in the State of Deleware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Third. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orage Street, Wilmington, New Castle County, Delaware 19801.

[The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation the 23rd day of December, 2008.

SKYLER MAITLAND LLC

By:	/s/ Carolyn Silva-Quagliato
Name: Carolyn Silva-Quagliato
Title: Authorized Person

          I,  HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A FLORIDA CORPORATION UNDER THE NAME OF “SKYLER MAITLAND, INC.” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “SKYLER MAITLAND, INC.” TO “SKYLER MAITLAND LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 3:46 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4637628 8100V	AUTHENTICATION:	7051065

081225660	DATE:	12-29-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:57 PM 12/23/2008
FILED 03:46 PM 12/23/2008
SRV 081225660 - 4637628 FILE

CERTIFICATE OF CONVERSION
OF SKYLER MAITLAND, INC. TO
SKYLER MAITLAND LLC

          This Certificate of Conversion from a Foreign Corporation to a Delaware Limited Liability Company, dated as of December 23, 2008, is being duly executed and filed by Skyler Maitland, Inc., a Florida corporation (the “Company”), and Carolyn Silva-Quagliato, as an authorized person of Skyler Maitland LLC, a Delaware limited liability company (the “LLC”), to convert the Company to the LLC pursuant to applicable provisions of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) (the “LLC Act”) and the Florida Business Corporation Act (607.0101 et seq.) (the “FBCA”).

1. The Company’s jurisdiction when it was originally incorporated and immediately prior to the filing of this Certificate of Conversion was Florida.

          2.          The Company filed its original articles of incorporation with the Secretary of State of the State of Florida and was first incorporated on December 6, 2005, in the State of Florida, and was incorporated in the State of Florida immediately prior to the filing of this Certificate of Conversion.

3. The name of the Corporation immediately prior to filing this Certificate of Conversion is Skyler Maitland, Inc.

4. The name of the Limited Liability Company into which the Company shall be converted and as set forth in the Certificate of Formation is Skyler Maitland LLC.

5. The conversion of the Company to the LLC has been approved in accordance with the provisions of Section 18-214 of the LLC Act and Section 607.1112 of the FBCA.

6. The conversion shall become effective on December 23, 2008.

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          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion as of the date first-above written.

SKYLER MAITLAND, INC.

By:	/s/ Carolyn Silva-Quagliato
Name:	Carolyn Silva-Quagliato
Title:	Assistant Secretary

SKYLER MAITLAND LLC

By:	/s/ Carolyn Silva-Quagliato
Name: Carolyn Silva-Quagliato
Title: Authorized Person

FLORIDA DEPARTMENT OF STATE
Division of Corporations

December 24, 2008

C T CORPORATION SYSTEM

TALLAHASSEE, FL

Re: Document Number P05000159281

The Certificate of Conversion was filed on December 23, 2008 converting SKYLER MAITLAND, INC., a Florida corporation, into another business entity.

Enclosed is the requested certification.

Should you have any further questions concerning this matter, please feel free to call (850) 245-6051, the Registration Filing Section.

Buck Kohr
Regulatory Specialist II
Division of Corporations	Letter Number: 408A00061613

P.O. BOX 6327 -Tallahassee, Florida 32314

I certify that a Certificate of Conversion, was filed on December 23, 2008, converting SKYLER MAITLAND, INC., a Florida corporation, into another business entity, as shown by the records of this office.

The document number of the converted entity is P05000159281.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twenty-fourth day of December, 2008

/s/ Burt S. Browning
Burt S. Browning
Secretary of State

I certify the attached is a true and correct copy of the Certificate of Conversion, filed on December 23, 2008, converting SKYLER MAITLAND, INC., a Florida corporation, into another business entity, as shown by the records of this office.

The document number of the converted entity is P05000159281.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twenty-fourth day of December, 2008

/s/ Burt S. Browning
Burt S. Browning
Secretary of State

COVER LETTER

TO:	Registration Section
Division of Corporations

SUBJECT:  Sklyer Maitland, Inc.

The enclosed Certificate of Conversion and fee(s) are submitted to convert a Florida Profit Corporation into an “Other Business Entity” in accordance with s. 607.1113, F.S.

Please return all correspondence concerning this matter to:

Carolyn Silva-Quagliato
(Contact Person)
CapitalSource Inc.
(Firm/Company)
4445 Willard Avenue, 12th Floor
(Address)
Chevy Chase, MD 20815
(City, State and Zip Code)

For further information concerning this matter, please call:

Carolyn Silva-Quagliato	at (301) 841-2765
(Name of Contact Person)	(Area Code and Daytime Telephone Number)

Enclosed is a check for the following amount:
☐ $35.00 Filing Fee	☐ $43.75 Filing Fee and Certificate of Status	☐ $43.75 Filing Fee and Certified Copy	☒ $52.50 Filing Fee, Certified Copy, and Certificate of Status

STREET ADDRESS: MAILING ADDRESS:

Registration Section	Registration Section
Division of Corporations	Division of Corporations
Clifton Building	P. O. Box 6327
2661 Executive Center Circle	Tallahassee, FL 32314
Tallahassee, FL 32301

Certificate of Conversion
For
Florida Profit Corporation
Into
“Other Business Entity”

This Certificate of Conversion is submitted to convert the following Florida Profit Corporation

1. The name of the Florida Profit Corporation converting into the “Other Business Entity” is: Skyler Maitland, Inc.

2. The name of the “Other Business Entity” is: Skyler Maitland LLC.

3. The “Other Business Entity” is a limited liability company formed under the laws of Delaware.

4. The above referenced Florida Profit Corporation has converted into an “Other Business Entity” in compliance with Chapter 607, F.S., and the conversion complies with the applicable laws governing the “Other Business Entity.”

5. The plan of conversion was approved by the converting Florida Profit Corporation in accordance with Chapter 607, F.S.

6. The written consent of each shareholder who, as a result of the conversion, is now a member of the surviving entity was obtained pursuant to s. 607.1112(6), F.S.

7. This conversion was effective under the laws governing the “Other Business Entity on: December 23, 2008.

8. This conversion shall be effective in Florida on: December 23, 2008.

9. The “Other Business Entity’s” principal office address, if any:

c/o CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815

10. If the “Other Business Entity” is an out-of-state entity not registered to transact business in Florida, the “Other Business Entity”:

          a.) Appoints the Florida Secretary of State as its agent for service of process in a proceeding to enforce obligations of the converting Florida profit corporation, including any appraisal rights of shareholders of the converting Florida profit corporation under ss. 607.1301-607.1333, Florida Statutes.

          b.) Lists the following street and mailing address of an office, which the Florida Department of State may use for purposes of s. 607.1114(4), Florida Statutes.

Street and Mailing Address:	c/o CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815

11. The “Other Business Entity” has agreed to pay any shareholders having appraisal rights the amount to which they are entitled under ss.607-1301-607.1333, F.S.

Signed this 23rd day of December, 2008.

Signature:	/s/ Carolyn Silva-Quagliato

Printed Name:	Carolyn Silva-Quagliato	Title:	Assistant Secretary